UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2014

Aéropostale, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31314 (Commission File Number)	31-1443880 (IRS Employer Identification No.)
112 West 34th Street, 22nd Floor, New York, New York 10120
(Address of principal executive offices, including Zip Code)

(646) 485-5410
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01	Entry into a Material Definitive Agreement.

     On February 21, 2014, Aéropostale, Inc. (the “Company”), certain of its direct and indirect subsidiaries, including GoJane LLC (“GoJane”), the Lenders party thereto, and Bank of America, N.A., as agent for the ratable benefit of the Credit Parties (in such capacity, the “Agent”), entered into a Joinder and First Amendment to Third Amended and Restated Loan and Security Agreement and Amendment to Certain Other Loan Documents (the “First Amendment”). The First Amendment amended the Third Amended and Restated Loan and Security Agreement, dated as of September 22, 2011 among the Company, the Guarantors party thereto, the Lenders party thereto, and the Agent (the “Loan and Security Agreement”) in certain respects. The Loan and Security Agreement was amended, among other things, to increase from $175 million to $230 million the aggregate amount of loans and other extensions of credit available to the Borrower under the Loan and Security Agreement by (i) the addition of a $30 million first-in, last-out revolving loan facility based on the appraised value of certain intellectual property of the Company, and (ii) an increase in the Company’s existing revolving credit facility by $25 million, from $175 million to $200 million (which continues to include a $40 million sublimit for the issuance of letters of credit). In addition, the accordion feature of the Loan and Security Agreement, under which the Company may request an increase in the commitments of the Lenders thereunder from time to time, was reduced from $75,000,000 to $50,000,000. GoJane, an indirect wholly-owned subsidiary of the Company, also joined the credit facility as a new guarantor. As of February 21, 2014, the Company had no outstanding loan balances under the Loan and Security Agreement. As of that date one standby letter of credit in the amount of $0.2 million and which expires on June 30, 2014, had been issued under the Loan and Security Agreement.

     The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment (including the exhibit thereto), a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.1
Joinder and First Amendment to Third Amended and Restated Loan and Security Agreement and Amendment to Certain Other Loan Documents dated as of February 21, 2014 by and among the Company, GoJane LLC, the other Guarantors party thereto, the Lenders party thereto, and Bank of America, N.A, as agent.

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Aéropostale, Inc.

/s/ Marc D. Miller
Marc D. Miller
Executive Vice President - Chief Financial Officer

Dated: February 27, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1
Joinder and First Amendment to Third Amended and Restated Loan and Security Agreement and Amendment to Certain Other Loan Documents dated as of February 21, 2014 by and among the Company, GoJane LLC, the other Guarantors party thereto, the Lenders party thereto, and Bank of America, N.A, as agent.